SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	February 15, 2005

(Date of earliest event reported):	February 11, 2005

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10021-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2005, the Compensation Committee of the Registrant’s Board of Directors (“Compensation Committee”) approved an amendment to the employment agreement between the Registrant and James S. Tisch, President and Chief Executive Officer of the Registrant. The amendment extends the term of Mr. Tisch’s employment Agreement for two years, through March 31, 2007, at a base salary of $975,000 per year, which is unchanged from the salary provided for in his current employment agreement.

On February 11, 2005, the Registrant’s Board of Directors, upon the recommendation of the Compensation Committee, approved an amendment to the employment agreement between the Registrant and Andrew H. Tisch, Chairman of the Executive Committee and a member of the Office of the President of the Registrant. The amendment extends the term of Mr. Tisch’s employment agreement for two years, through March 31, 2007, at a base salary of $975,000 per year, which is unchanged from the salary provided for in his current employment agreement.

On February 11, 2005, the Registrant’s Board of Directors, upon the recommendation of the Compensation Committee, approved an amendment to the employment agreement between the Registrant and Jonathan M. Tisch, Chairman and Chief Executive Officer of Loews Hotels and a member of the Office of the President of the Registrant. The amendment extends the term of Mr. Tisch’s employment agreement for two years, through March 31, 2007, at a base salary of $975,000 per year, which is unchanged from the salary provided for in his current employment agreement.

On February 11, 2005, the Registrant’s Board of Directors, upon the recommendation of the Compensation Committee, approved an amendment to the employment agreement between the Registrant and Preston R. Tisch, Chairman of the Board of the Registrant. The amendment extends the term of Mr. Tisch’s employment agreement for two years, through March 31, 2007, at a base salary of $950,000 per year, which is unchanged from the salary provided for in his current employment agreement.

On February 11, 2005, the Compensation Committee approved payment of annual incentive awards granted in 2004 under the Registrant’s Incentive Compensation Plan for Executive Officers to the following executive officers: P.R. Tisch - $200,000; A.H. Tisch - $800,000; J.S. Tisch - $800,000; J.M. Tisch - $800,000; and Arthur L. Rebell, Senior Vice President of the Registrant - $1,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: February 15, 2005	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel
and Secretary